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                                                                    Exhibit 16.1

                                                   October 22, 1996

Securities and Exchange Commission
Washington, DC 20549

                                        Re: SunStar HealthCare, Inc.
                                            (the "Company")

Ladies and Gentlemen:

        We have read Item 8 of the annual report on Form 10-KSB for the Company's fiscal year ended July 31, 1996 and are in agreement with the statements contained therein except for matters relating to KPMG Peat Marwick, LLP as to which we have no knowledge.

                                        Very truly yours,

                                        /s/ Richard A. Eisner & Company, LLP